EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

Michael V. Shustek, as Chief Executive Officer of Vestin Mortgage, Inc., the sole Manager of Vestin Fund III, LLC (the “Registrant”), and John Alderfer, as Chief Financial Officer of Vestin Mortgage, Inc., hereby certify, pursuant to 18 U.S.C. §1350, that

(1)	the Registrant’s Report on Form 10-Q for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the applicable requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: May 13, 2005	/s/ Michael V. Shustek

Michael V. Shustek*
Chief Executive Officer of Vestin Mortgage, Inc., Manager of the Registrant

Dated: May 13, 2005	/s/ John Alderfer

John Alderfer*
Chief Financial Officer of Vestin Mortgage, Inc., Manager of the Registrant

* Michael V. Shustek and John Alderfer function, respectively, as the equivalent of the Chief Executive Officer and Chief Financial Officer of the Registrant for purposes of 18 U.S.C. Section 1350.